Home Equity Loan-Backed Term Notes, GMACM Series 2001-HLTV1
                             Payment Date 01/25/2002

Servicing Certificate                                 Group 1             Group 2
---------------------
Beginning Pool Balance                                     239,319,971.82     20,468,944.20
Beginning PFA                                                        0.00              0.00
Ending Pool Balance                                        233,362,316.09     19,541,452.04
Ending PFA Balance                                                      -                 -
Principal Collections                                        5,479,579.15        927,492.16
Principal Draws                                                         -                 -
Net Principal Collections                                    5,479,579.15        927,492.16
Active Loan Count                                                   6,142               261

Interest Collections                                         2,783,631.87        247,458.61

Weighted Average Net Loan Rate                                  15.06000%         14.92000%
Substitution Adjustment Amount                                       0.00              0.00

                Beginning           Ending                                                 Interest  Security
Term Notes       Balance            Balance         Factor      Principal      Interest    Shortfalls   %         Coupon
----------       -------            -------         ------      ---------      ---------   ----------   -         ------
Class A-I-1      14,677,169.15      8,788,720.12    0.1537403   5,888,449.03     25,318.12      0.00   0.0293         2.070%
Class A-I-2      26,379,000.00     26,379,000.00    1.0000000           0.00    132,774.30      0.00   0.0879         6.040%
Class A-I-3      41,965,000.00     41,965,000.00    1.0000000           0.00    219,267.13      0.00   0.1399         6.270%
Class A-I-4      17,163,000.00     17,163,000.00    1.0000000           0.00     92,108.10      0.00   0.0572         6.440%
Class A-I-5      30,678,000.00     30,678,000.00    1.0000000           0.00    169,495.95      0.00   0.1023         6.630%
Class A-I-6      42,404,000.00     42,404,000.00    1.0000000           0.00    243,823.00      0.00   0.1413         6.900%
Class A-I-7      59,245,000.00     59,245,000.00    1.0000000           0.00    355,963.71      0.00   0.1975         7.210%
Class A-II       19,777,746.87     18,781,048.01    0.7512419     996,698.86    114,546.12      0.00   0.0626         6.950%


Certificates        -                  -              -             -         1,118,988.78     -        -           -

Beginning Overcollateralization Amount                       7,500,000.00
Overcollateralization Amount Increase (Decrease)                     0.00
Outstanding Overcollateralization Amount                     7,500,000.00
Overcollateralization Target Amount                          7,500,000.00

Credit Enhancement Draw Amount                                       0.00
Unreimbursed Prior Draws                                             0.00


                                                                                               Number       Percent
Group 1                                                           Balance                     of Loans     of Balance
-------                                                           -------                     --------     ----------
Delinquent Loans (30 Days)                                   1,543,262.76                        43          0.66%
Delinquent Loans (60 Days)                                   1,053,201.01                        28          0.45%
Delinquent Loans (90+ Days) (1)                              2,746,925.46                        74          1.18%
REO                                                                  0.00                        0           0.00%

(1) 90+ Figures Include Foreclosures & 120  and REO


                                                                                               Number       Percent
Group 2                                                           Balance                     of Loans     of Balance
-------                                                           -------                     --------     ----------
Delinquent Loans (30 Days)                                     267,519.32                        4           1.37%
Delinquent Loans (60 Days)                                     124,562.54                        1           0.64%
Delinquent Loans (90+ Days) (1)                                         -                        0           0.00%
REO                                                                  0.00                        0           0.00%

(1) 90+ Figures Include Foreclosures & 120  and REO


                                                             Liquidation To-Date
Beginning Loss Amount                                        2,111,441.66
Current Month Loss Amount                                      478,076.58
Current Month Principal Recovery                                 2,497.41
Net Ending Loss Amount                                       2,587,020.83              0.01

                                                        Special Hazard                         Fraud       Bankruptcy
Beginning Amount                                                     0.00                           0.00           0.00
Current Month Loss Amount                                            0.00                           0.00           0.00
Ending Amount                                                           -                              -              -

Liquidation Loss Distribution Amounts                                0.00
Extraordinary Event Losses                                           0.00
Excess Loss Amounts                                                  0.00

Capitalized Interest Account
Beginning Balance 0.00 Withdraw relating to Collection Period 0.00 Ending CIA
Balance Transferred to Seller 0.00 Interest Earned (Zero, Paid to Funding
Account) 0.00 Total Ending Capitalized Interest Account Balance as of Payment
Date 0.00 Interest earned for Collection Period 0.00 Interest withdrawn related to prior Collection Period 0.00


Prefunding Account
Beginning Balance                                                    0.00
Additional Purchases during Revolving Period                         0.00
Excess of Draws over Principal Collections                           0.00
Ending PreFunding Account Balance to Notes                           0.00
                                                                    ----
Total Ending Balance as of Payment Date                              0.00
Interest earned for Collection Period                                0.00
Interest withdrawn related to prior Collection Period                0.00

Current Month Repurchases Units                                         0
Current Month Repurchases ($)                                           0